Exhibit 3

JOINT FILING TERMINATION AGREEMENT

This Termination Agreement (“Termination Agreement”) is made and entered into as of April 11, 2023, by and among each of the undersigned (each a “Party,” and collectively the “Parties”). Reference is hereby made to the statement of beneficial ownership on Schedule 13D filed with the Securities and Exchange Commission by the Parties, as amended from time to time (the “Schedule 13D”).

WHEREAS, the Parties entered into a Joint Filing Agreement, dated July 12, 2022 (the “Joint Filing Agreement”), pursuant to which they agreed, among other things, to jointly file the Schedule 13D with respect to their respective beneficial ownership of the ordinary shares, par value $0.0001 per share, of Glory Star New Media Group Holdings Limited (the “Shares”); and

WHEREAS, Cheers Inc., Enjoy Starlight Limited, Jia Lu, Himanshu H. Shah, Shah Capital Management, Inc., Shah Capital Opportunity Fund LP, Ronghui Zhang, Wealth Starlight Limited, Wei Zhang, Hui Lin, Rich Starlight Limited, Hanying Li, Renny Consulting Ltd, Lilly Starlight Limited, Song Gao, Peiyuan Qiu, Smart Best International Corporation, Zhengjun Zhang, Nan Lu, Jianhua Wang, Ailin Xin and Ring & King Investment Co., Limited (the “Other Joint Filers”) now desire to terminate the Joint Filing Agreement and cease to be a party to the Joint Filing Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Termination of Joint Filing Agreement. The Joint Filing Agreement is hereby terminated with respect to the Other Joint Filers and each Party hereby expressly acknowledges and confirms that, as of the date hereof, the Other Joint Filers shall cease to be a party to the Joint Filing Agreement and the Joint Filing Agreement shall cease to be of further effect with respect to the Other Joint Filers.

2. Further Amendments to Schedule 13D. From and after the date hereof, the Other Joint Filers shall have no obligation to file any amendment to the Schedule 13D that may be required in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Act”) with respect to the Shares, except on such Party’s own behalf or pursuant to such other agreements as such Party may enter into. From and after the date hereof, Happy Starlight Limited and Mr. Bing Zhang (collectively, the “HSL Filing Persons”) shall have no obligation to file any amendment to the Schedule 13D that may be required in accordance with the rules and regulations promulgated under the Act with respect to the Shares, except on the HSL Filing Persons’ own behalf or pursuant to such other agreements as the HSL Filing Persons may enter into.

3. Release and Discharge. The Other Joint Filers, on one hand, and the HSL Filing Persons, on the other hand, hereby mutually and unconditionally releases and discharges each other, as applicable from all obligations under the Joint Filing Agreement to which each is a party.

4. Counterparts. This Joint Filing Termination Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the date first specified above.

Date: April 11, 2023

Bing Zhang

By:	/s/ Bing Zhang
Name:	Bing Zhang, an individual

cheers inc.

By:	/s/ Bing Zhang
Name:	Bing Zhang, Authorized Signatory

Happy Starlight Limited

By:	/s/ Bing Zhang
Name:	Bing Zhang, Authorized Signatory

Jia Lu

By:	/s/ Jia Lu
Name:	Jia Lu, an individual

Enjoy Starlight Limited

By:	/s/ Jia Lu
Name:	Jia Lu, Authorized Signatory

Himanshu H. Shah

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah, an individual

Shah Capital Opportunity Fund LP

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah, Authorized Signatory

Shah Capital Management, Inc.

By:	/s/ Himanshu H. Shah
Name:	Himanshu H. Shah, Authorized Signatory

Ronghui Zhang

By:	/s/ Ronghui Zhang
Name:	Ronghui Zhang, an individual

Wealth Starlight Limited

By:	/s/ Ronghui Zhang
Name:	Ronghui Zhang, Authorized Signatory

WEI Zhang

By:	/s/ Wei Zhang
Name:	Wei Zhang, an individual

Hui Lin

By:	/s/ Hui Lin
Name:	Hui Lin, an individual

Rich Starlight Limited

By:	/s/ Hui Lin
Name:	Hui Lin, Authorized Signatory

Hanying Li

By:	/s/ Hanying Li
Name:	Hanying Li, an individual

Lilly Starlight Limited

By:	/s/ Hanying Li
Name:	Hanying Li, Authorized Signatory

Renny Consulting Ltd

By:	/s/ Hanying Li
Name:	Hanying Li, Authorized Signatory

Song Gao

By:	/s/ Song Gao
Name:	Song Gao, an individual

Peiyuan Qiu

By:	/s/ Peiyuan Qiu
Name:	Peiyuan Qiu, an individual

Smart Best International Corporation

By:	/s/ Peiyuan Qiu
Name:	Peiyuan Qiu, Authorized Signatory

Zhengjun Zhang

By:	/s/ Zhengjun Zhang
Name:	Zhengjun Zhang, an individual

Nan Lu

By:	/s/ Nan Lu
Name:	Nan Lu, an individual

Jianhua Wang

By:	/s/ Jianhua Wang
Name:	Jianhua Wang, an individual

Ailin Xin

By:	/s/ Ailin Xin
Name:	Ailin Xin, an individual

Ring & King Investment Co., Limited

By:	/s/ Ailin Xin
Name:	Ailin Xin, Authorized Signatory

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